THIS IS A RELEASE. YOU SHOULD READ IT CAREFULLY BEFORE YOU SIGN IT.

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into on the date this Agreement is fully executed (the “Agreement Date”) by and between GUILFORD PHARMACEUTICALS INC. (the “Company”) and Nancy J. Linck (“Employee”).

WHEREAS, the parties desire to set forth in this Agreement the terms upon which they have mutually agreed to an orderly termination of Employee’s employment with the Company;

NOW THEREFORE, in consideration of the foregoing and of other considerations contained in this Agreement, the parties agree as follows:

1.	Separation of Employment. Employee acknowledges that Employee’s employment with the Company will cease upon the close of business on April 20, 2005 (“Effective Date”) and agree that Employee has no right to further employment by the Company after that date. Further, Employee acknowledges that Employee’s last day of work is April 15, 2005.

2.	Severance and Other “Benefits”. In consideration of the covenants and agreements made by Employee hereunder, the Company will, commencing upon the eighth day after this Agreement has been executed by Employee (provided that such execution has not been revoked by Employee prior thereto):

(a)	Pay Employee a total severance of $264,805, which will be paid following Company’s regular payroll process, in increments to resemble regular pay checks, less applicable taxes and withholdings;

(b)	Employee will continue on medical benefits as an employee through April 30, 2005 and may enroll in COBRA benefits thereafter. Should Employee elect COBRA coverage, Company will pay any premiums due, subject to the provisions of Section 3 below, while Employee is receiving severance. Information concerning COBRA rights and costs will be provided under separate cover, following usual Company process;

(c)	Employee will be eligible to participate in up to 12 months of outplacement support through Right Management Consultants, provided Employee initiates participation in the outplacement program within 60 days of the Effective Date;

(d)	Employee will be eligible for the reimbursement of expenses relating to the preparation of 2004 and 2005 taxes, to a maximum of $5,000 for each year. Submissions for reimbursement for 2004 taxes must be submitted no later than May 15, 2005 to be eligible for reimbursement. Submissions for reimbursement for 2005 taxes must be submitted no later than May 15, 2006 to be eligible for reimbursement. Submissions received after the above noted dates will be considered ineligible for reimbursement;

(e)	Company will transfer complete and full ownership of the laptop currently assigned to Employee, as well as all non-proprietary software on that laptop, to Employee, with no guarantees or warrantees;

(f)	Employee will receive $17,288.71, less applicable taxes and withholdings, as payout of 135.8 hours of accrued and unused vacation, corresponding with the April 29, 2005 paycheck.

3.	Cessation of Medical Benefits. If Employee gains medical benefits prior to the exhaustion of the severance payments described in Section 2(a) above, Employee will notify Company of the impending coverage prior to the commencement thereof and the COBRA premium payments will terminate immediately prior to the commencement of Employee’s medical benefit coverage under the new benefit plan.

4.	Other Benefits. Except as provided in Section 2 of this Agreement, the Company shall not be obligated to make any other payments, or provide any other benefits to Employee, following the Effective Date. Without limiting the generality of the foregoing, all vesting of stock options, eligibility for matching grants and all other benefits shall terminate on the Effective Date.

5.	GENERAL RELEASE OF CLAIMS AND PROMISE NOT TO SUE. IN CONSIDERATION OF THE BENEFIT DESCRIBED IN SECTION 2, EMPLOYEE, ON BEHALF OF EMPLOYEE, EMPLOYEE’S HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES THE COMPANY AND ANY AND ALL OF ITS CURRENT OR FORMER SUBSIDIARIES AND OTHER AFFILIATED ENTITIES AND BENEFIT PLANS, AS WELL AS ITS AND/OR THEIR OFFICERS, DIRECTORS, REPRESENTATIVES, ATTORNEYS, AGENTS, SERVANTS, EMPLOYEES, STOCKHOLDERS, SUCCESSORS, PREDECESSORS AND AFFILIATES (FOR PURPOSES OF THIS SECTION 5, ALL INCORPORATED IN THE DEFINITION OF THE “COMPANY”) FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, COSTS, EXPENSES, ATTORNEY’S FEES, DAMAGES, INDEMNITIES AND OBLIGATIONS OF EVERY KIND AND NATURE, IN LAW, IN EQUITY OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, DISCLOSED AND UNDISCLOSED, ARISING OUT OF OR IN ANY WAY RELATED TO AGREEMENTS, ACTS OR CONDUCT AT ANY TIME AS OF OR PRIOR TO THE EFFECTIVE DATE, INCLUDING, BUT NOT LIMITED TO: ALL SUCH CLAIMS OR DEMANDS ARISING FROM EMPLOYEE’S EMPLOYMENT OR THE TERMINATION OF EMPLOYEE’S EMPLOYMENT; ALL SUCH CLAIMS AND DEMANDS RELATED TO SALARY, BONUSES, COMMISSIONS, STOCK, STOCK OPTIONS, (EXCEPT THAT EMPLOYEE SHALL HAVE THE RIGHT TO EXERCISE ANY VESTED AND UNEXERCISED STOCK OPTIONS PREVIOUSLY GRANTED TO EMPLOYEE IN ACCORDANCE WITH ANY AGREEMENT(S) APPLICABLE THERETO), AND STOCK OPTION PLAN(S), FRINGE BENEFITS, SEVERANCE PAY, EXPENSE REIMBURSEMENTS, OR ANY FORM OF COMPENSATION; CLAIMS PURSUANT TO ANY FEDERAL, STATE OR LOCAL LAW OR CAUSE OF ACTION INCLUDING, BUT NOT LIMITED TO, THE FEDERAL CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE AMERICANS WITH DISABILITIES ACT, THE MARYLAND FAIR EMPLOYMENT PRACTICES ACT, AS AMENDED, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ANY LAW OR LEGAL PRINCIPLE OF SIMILAR EFFECT IN ANY OTHER RELEVANT JURISDICTION; CONTRACT CLAIMS; TORT CLAIMS; OR CLAIMS OF WRONGFUL DISCHARGE, DISCRIMINATION, FRAUD, DEFAMATION, AND EMOTIONAL DISTRESS BEFORE ANY STATE OR FEDERAL COURT OR AGENCY, CIVIL RIGHTS COMMISSION, OR OTHER FORUM, EXCEPTING ONLY THOSE CLAIMS, IF ANY, WHICH EMPLOYEE IS PROHIBITED BY LAW FROM WAIVING. EMPLOYEE FURTHER AGREES NOT TO SUE OR OTHERWISE INSTITUTE OR CAUSE TO BE INSTITUTED OR IN ANY WAY VOLUNTARILY PARTICIPATE IN THE PROSECUTION OF ANY COMPLAINTS OR CHARGES AGAINST ANY PERSONS OR ENTITIES RELEASED BY THIS AGREEMENT IN ANY FEDERAL, STATE OR OTHER COURT, ADMINISTRATIVE AGENCY OR OTHER FORUM CONCERNING ANY CLAIMS RELEASED BY THIS AGREEMENT. EMPLOYEE WAIVES THE RIGHT TO RECOVER FROM ANY COMPLAINTS, CHARGES, OR LAWSUITS FILED BY EMPLOYEE, OR BY ANY STATE OR FEDERAL AGENCY ON EMPLOYEE’S BEHALF, CONCERNING ANY CLAIMS RELEASED BY THIS AGREEMENT.

6.	Return of Company Property. Employee will immediately return any of the Company’s property in Employee’s possession or control (including, but not limited to, any Company keys, identification cards, credit cards, business cards, rolodex, documents, records, and computer hardware, software or tapes or diskettes) to a designated representative of the Company.

7.	Certain Covenants. Employee covenants and agrees that for a two (2) year period following the Agreement Date hereof: (i) Employee will refrain from making any defamatory, derogatory or other unfavorable statements regarding the Company or its business, officers, directors, employees and agents; and (ii) Employee will refrain from exhorting or soliciting Company employees to leave the Company or to accept employment or other engagement with any entity other than the Company, harassing Company personnel or parties with whom the Company has business dealings, or otherwise interfering with the smooth and normal conduct in the ordinary course of the Company’s business.

8.	Confidentiality. Except for Employee’s own attorney, tax advisor and immediate family, Employee agrees that the existence of, and the terms of this Agreement, shall be confidential, and that Employee, Employee’s attorney, tax advisor and immediate family will not disclose any information concerning the existence of, or the terms of, this Agreement to anyone, including but not limited to past, present or future employees of the Company. Employee acknowledges that Employee remains bound by the provisions of a Patent and Confidentiality Agreement as previously signed by Employee.

9.	Severability. Each provision of this Agreement shall be considered severable. If any provision contained herein is held to be void, illegal or unenforceable, such illegality or unenforceability shall not affect any of the other provisions herein, and the remaining provisions of this Agreement will continue to be given full force and effect. It is the intention of the Parties that, if any court construes any provision to be unenforceable or unreasonable because of the duration of such provision or the area or matter, if capable of being made enforceable by the court’s reduction of such provision, this Agreement shall be reduced and enforceable in its modified form.

10.	Continuation. Provisions of this agreement shall inure to the benefit of the parties, their successors and assigns, and shall be binding on the parties and their heirs, executors, administrators, successors and assigns.

11.	References. Employee agrees that Employee will direct all requests for references from the Company to the Human Resources Department at 6611 Tributary Street, Baltimore, MD 21224. The Company will respond to all requests for references by providing information limited to salary, position, and dates of employment. Nothing in this provision will preclude the Company from truthfully answering requests from government agencies or subpoenas as required by law.

12.	No Admission. Employee understands and agrees that nothing contained in this Agreement is to be considered an admission by the Company of any wrongdoing under any federal, state or local statute, regulation, public policy, tort law, contract law, or common law.

13.	Consideration of Agreement and Waiver of 21-Day Period. Employee acknowledges that Employee has read and understands this Agreement and is executing it knowingly, voluntarily and without coercion, that Employee has been advised to consult with an attorney prior to executing this Agreement, and that Employee has been given a period of twenty-one (21 days within which to consider and execute this Agreement, unless Employee voluntarily chooses to execute this Agreement before the end of the 21-day period. Once executed, Employee understands that Employee has seven (7) days following the execution of this Agreement to revoke it, and that this Agreement is not effective or enforceable until after this seven (7) day period. Among other things, this means that the Benefits contemplated in Section 2 above will not be payable until this Agreement becomes effective and enforceable. Employee understands that a portion of the consideration offered by the Company in this Agreement relates specifically to Employee’s release of claims under the Age Discrimination in Employment Act of 1967, as amended. Employee further understands that once this Agreement becomes effective, it cannot be altered, revoked or rescinded without the express written consent of the Company.

14.	In Event of Breach or Dispute. Any claim or dispute between Employee and the Company (collectively, the “Parties”) arising out of or relating to this Agreement, Employee’s employment with the Company or the termination of such employment shall, at Employee’s or Company’s election, be resolved by binding confidential arbitration, to be held in Baltimore, Maryland, before a three-person arbitration panel in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

15.	Modifications. This Agreement may not be modified in any way except in a written agreement signed by both Employee and an authorized representative of the Company.

16.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflict of law provisions. The Parties agree to submit to the exclusive jurisdiction of the state and federal courts situated in Baltimore, Maryland for all disputes arising under or relating to this Agreement.

17.	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Employee relating to Employee’s separation from the Company. Employee acknowledges and agrees that in executing this Agreement, Employee has not relied on any promises or representations other than those set forth in the Agreement.

18.	Expiration of Offer. The offer to Employee created by this Agreement shall expire and automatically become null and void and of no effect if Employee has not executed and delivered this Agreement by 5:00 p.m. E.D.T., May 5, 2005.

GUILFORD PHARMACEUTICALS, INC.	NANCY J. LINCK (EMPLOYEE)

By/s/ John C. Buergenthal	/s/ Nancy J. Linck

John C. Buergenthal, SPHR Sr. Director, Human Resources	Signature

April 14, 2005	April 14, 2005

Date	Date